EXHIBIT 10.171
                               FINDER'S AGREEMENT

     THIS FINDER'S AGREEMENT (the "Agreement") is made and entered into this 27th day of January, 1999, by and between Pollution Research and Control Corp., a California corporation (hereinafter referred to as the "Company"), with its address at 506 Paula Avenue, Glendale, California 91201, and Rosemary Althaus (hereinafter referred to as the "Finder"), 78 B Yaphank Avenue, Yaphank, New York 11980.

     WHEREAS, the Company desires to compensate the Finder in the event that an investor(s), including but not limited to Mark S. Rose who is contemplating an investment in the Company in the amount of $100,000, referred to the Company by the Finder invests funds in the Company via a debt and/or equity instrument; and

     WHEREAS, the Finder desires to be compensated by the Company as provided herein for referring an investor(s) who invest funds in the Company..

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Services. The Finder hereby agrees to employ her best efforts to arrange an investment in the Company in the amount of approximately $100,000 by introducing the Company to a potential investor(s).

     2. Compensation. Upon the receipt by the Company of the proceeds of the investment(s) via a debt and/or equity instrument made by an investor(s) referred to the Company by the Finder, the Company will:

          (a) Pay to the Finder by cashier's check an amount equivalent to ten per cent (10%) of the gross amount(s) of the investment(s); and, in addition thereto

          (b) Issue to the Finder an option (hereinafter referred to as the "Option") exercisable to purchase a total of 5,000 shares of common stock, no par value per share (hereinafter referred to as the "Common Stock"), of the Company at an exercise price of $.75 per share during the exercise period commencing on the date hereof through January 27, 2002.

     3. Restricted Nature of Option and Underlying Shares of Common Stock. The Option and the underlying shares of Common Stock to be issued to the Finder in accordance with the provisions of paragraph 2 hereinabove will be "restricted" as that term is defined under the Securities Act of 1933, as amended; shall bear a restrictive legend; and shall be issued for investment only and not with a view to distribution.

     4. Other Documents. Both parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further


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actions,  as may be  reasonably  requested  of them for the  implementation  and consummation of this Agreement and the transactions herein contemplated.

     5. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     6. Assignment. This Agreement and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon its successors and assigns. This Agreement and the duties and responsibilities created hereby shall not be assigned, transferred or delegated by the Finder without the prior written consent of the Company.

     7. Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

     8. Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

           a.  If to the Finder:          Rosemary Althaus
                                          78 B Yaphank Avenue
                                          Yaphank, New York 11980

           b.  If to the Company:         Albert E. Gosselin, Jr., President
                                          Pollution Research and Control Corp.
                                          506 Paula Avenue
                                          Glendale, California 91201

          Any party may change his, her or its address by written notice to the other party.

     9. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof. All parties acknowledge that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party which are not embodied herein. This Agreement may be amended only in writing signed by bother parties.

     10. Attorneys' Fees. In the event of any litigation among the parties, the non-prevailing party or parties shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party or parties in connection therewith.

     11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.



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     IN WITNESS  WHEREOF,  the parties  hereto have duly  executed and delivered this Agreement as of the day and year first above written.

FINDER:                               COMPANY:

                                      POLLUTION RESEARCH AND CONTROL CORP.

/S/ Rosemary Althaus                  By:  /s/ Albert E. Gosselin, Jr.
----------------------                     -------------------------------------
Rosemary Althaus                            Albert E. Gosselin, Jr., President

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